Exhibit 31.1
Certification of Chief Executive Officer
Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002
I, Russell J. Howard, certify that:
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Maxygen, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 24, 2008	/s/ Russell J. Howard
Russell J. Howard
Chief Executive Officer